10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Balanced Fund

Security

Peabody Energy Corp

Advisor

EIMCO

Transaction
 Date

3/14/03

Cost

$170,000

Offering Purchase
-----------------
0.034%
Broker
------
Lehman Brothers Inc.
Underwriting
------------
Syndicate
Members
Morgan Stanley & Co.
Lehman Brothers Inc.
Wachovia Securities, Inc.
Fleet Securities, Inc.
BMO Nesbitt Burns


Fund

Balanced Fund

Security

Trimas Corp

Advisor

EIMCO

Transaction
 Date

5/23/02

Cost

$119,057

Offering Purchase

0.034%

Broker Credit Suisse First Boston Underwriting Syndicate Members JP Morgan Wachovia Securities Comerica Securities NatCity Investments, Inc.

Fund

Balanced Fund

Security

FMC Corporation

Advisor

EIMCO

Transaction

 Date

10/9/02

Cost

$400,027

Offering Purchase

0.135%

Broker
------
Salomon Smith Barney Inc.
Underwriting
------------
Syndicate
Members
Wachovia Securities, Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
ABN AMRO Inc.